EX-99.B-77I

SUB-ITEM 77I: Terms of new or amended securities

Ivy Energy Fund

Prospectus offering Class A, B, C and Y shares of Ivy Energy Fund was filed with the Securities and Exchange Commission by EDGAR on April 3, 2006 in Post-Effective Amendment No. 29 to the Registration Statement on Form N1-A, and is incorporated by reference herein.